EXHIBIT 99.1

Press Release

NASCENT BIOTECH UPLISTS TO THE OTC QB MARKETS

Vero Beach, FL January 25, 2018 – Nascent Biotech, Inc. (OTC: NBIO) up listed to the OTC QB effective January 25, 2018.

Nascent CFO Mr. Lowell Holden stated, “Because we have been a transparent and fully reporting company since our inception, it makes good business sense to up-list to the QB and take advantage of the added investor confidence that comes along with the QB.”

Nascent CEO Sean Carrick stated, “We are pleased to have raised our level in the market listings allowing the equity markets to receive direct time quotes and immediate information about the Company. The listing of Nascent on the OTC QB is our initial step in raising awareness of the Company and its business.” He also stated that the timing is in line with the anticipated re-filing of Nascent’s IND application for its lead product, Pritumumab, to treat brain cancer.

About Nascent Biotech, Inc.:

Nascent Biotech, Inc is a pre-clinical-stage biotech company engaged in the development of monoclonal antibodies to be used in the treatment of various cancers with a IND application before the FDA required for Clinical trials. Its products are not commercially available. For further information please visit our website www.nascentbiotech.com.

Safe Harbor:

Statements in this press release about our future expectations constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, Nascent Biotech Inc’s ability to target the medical professionals; Nascent Biotech Inc’s ability to raise capital; as well as other risks. Additional information about these and other factors may be described in the Nascent Biotech Inc’s Form 10, filed on October 28, 2014, and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact Information:

Nascent Biotech, Inc.

Sean Carrick

President|CEO

772.713.0541

sean.carrick@nascentbiotech.com

www.nascentbiotech.com